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                                                                     EXHIBIT 3.2



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                              GENUINE PARTS COMPANY
                                     BY-LAWS



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                                      B-1


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                              GENUINE PARTS COMPANY
                                     BY-LAWS

                                TABLE OF CONTENTS

ARTICLE ONE - OFFICES...............................................................................................    3
    1.1          General............................................................................................    3
    1.2          Other Offices......................................................................................    3

ARTICLE TWO - SHAREHOLDERS' MEETINGS................................................................................    3
    2.1          Place of Meeting...................................................................................    3
    2.2          Annual Meeting.....................................................................................    3
    2.3          Special Meetings...................................................................................    3
    2.4          Voting of Shares...................................................................................    3
    2.5          Notice of Meetings.................................................................................    4
    2.6          Quorum.............................................................................................    4
    2.7          Proxies............................................................................................    4
    2.8          Adjournments.......................................................................................    4
    2.9          Conduct of Meetings................................................................................    5

ARTICLE THREE - BOARD OF DIRECTORS..................................................................................    5
    3.1          Powers.............................................................................................    5
    3.2          Retirement of Directors............................................................................    5
    3.3          Compensation.......................................................................................    5
    3.4          Other..............................................................................................    6

ARTICLE FOUR - MEETINGS OF THE BOARD OF DIRECTORS..................................................................     6
    4.1          Regular Meetings..................................................................................     6
    4.2          Special Meetings..................................................................................     6
    4.3          Quorum............................................................................................     6
    4.4          Vote Required for Action..........................................................................     6
    4.5          Action by Directors Without a Meeting.............................................................     7

ARTICLE FIVE - COMMITTEES..........................................................................................     7
    5.1          Appointment of Executive Committee................................................................     7
    5.2          Procedures of Executive Committee..................................................................    7
    5.3          Other Committees..................................................................................     7
    5.4          Action by Committee...............................................................................     8
    5.5          Alternate Members.................................................................................     8
    5.6          Removal and Vacancies.............................................................................     8

ARTICLE SIX - NOTICES..............................................................................................     8
    6.1          Procedure.........................................................................................     8
    6.2          Waiver............................................................................................     9

ARTICLE SEVEN - OFFICERS...........................................................................................     9
    7.1          Number............................................................................................     9
    7.2          Election and Term.................................................................................     9
    7.3          Compensation......................................................................................    10
    7.4          Removal...........................................................................................    10
    7.5          Vacancies.........................................................................................    10
    7.6          Disability of Officers............................................................................    10
    7.7          Chairman of the Board of Directors................................................................    10

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

    7.8          Vice Chairman of the Board of Directors...........................................................    10
    7.9          President.........................................................................................    10
    7.10         Vice Presidents...................................................................................    11
    7.11         Secretary.........................................................................................    11
    7.12         Assistant Secretary...............................................................................    11
    7.13         Treasurer.........................................................................................    11
    7.14         Assistant Treasurers..............................................................................    11
    7.15         Bond..............................................................................................    11

ARTICLE EIGHT - SHARES.............................................................................................    11
    8.1          Certificates......................................................................................    11
    8.2          Transfer of Shares................................................................................    12
    8.3          Equitable Share Interests.........................................................................    12
    8.4          Lost, Stolen or Destroyed Certificates............................................................    12
    8.5          Regulations.......................................................................................    12
    8.6          Fixing of Record Date with Regard to Shareholder Action...........................................    12

ARTICLE NINE - DISTRIBUTIONS AND SHARE DIVIDENDS...................................................................    13
    9.1          Authorization or Declaration......................................................................    13
    9.2          Record Date with Regard to Distributions and Share Dividends......................................    13
    9.3          Depositories......................................................................................    13
    9.4          Fiscal Year.......................................................................................    13

ARTICLE TEN - INDEMNIFICATION......................................................................................    13
    10.1         Definitions.......................................................................................    13
    10.2         Basic Indemnification Arrangement.................................................................    14
    10.3         Advances for Expenses.............................................................................    15
    10.4         Authorization of and Determination of Entitlement to Indemnification..............................    15
    10.5         Court-Ordered Indemnification and Advances for Expenses...........................................    16
    17.6         Indemnification of Employees and Agents...........................................................    16
    10.7         Shareholder Approved Indemnification..............................................................    17
    10.8         Liability Insurance...............................................................................    17
    10.9         Witness Fees......................................................................................    18
    10.10        Report to Shareholders............................................................................    18
    10.11        Severability......................................................................................    18

ARTICLE ELEVEN - MISCELLANEOUS.....................................................................................    18
    11.1         Inspection of Books and Records...................................................................    18
    11.2         Description of Seal...............................................................................    18
    11.3         Annual Statements.................................................................................    18

ARTICLE TWELVE - AMENDMENTS........................................................................................    18
    12.1         Power to Amend By-Laws............................................................................    18

ARTICLE THIRTEEN - RESTRICTIONS ON CERTAIN BUSINESS COMBINATIONS WITH INTERESTED SHAREHOLDERS......................    19
    13.1         Governing Authority...............................................................................    19
    13.2         Irrevocability....................................................................................    19


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                                                         As Amended and Restated
                                                               February 19, 2001

                                   BY-LAWS OF

                              GENUINE PARTS COMPANY

                              ARTICLE ONE - OFFICES

1.1 Registered Office and Registered Agent. The Corporation shall maintain a registered office at 2999 Circle 75 Parkway, Atlanta, Georgia and shall have a registered agent whose business office is identical with such registered office.

1.2 Other Offices. The Corporation may, in addition to its registered office, have offices at such other places as the Board of Directors may from time to time appoint, or as the business of the Corporation may require.


                      ARTICLE TWO - SHAREHOLDERS' MEETINGS

2.1 Place of Meetings. The place of all meetings of the shareholders shall be in the Executive Offices of the Corporation at 2999 Circle 75 Parkway, Atlanta, Georgia or such other place within or without the State of Georgia as shall be determined from time to time by the Board of Directors, and the place at which such meeting shall be held shall be stated in the notice and call of the meeting.

2.2 Annual Meeting. The annual meeting of shareholders of the corporation shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meetings, at which the shareholders shall elect by a plurality vote the directors to be elected at such meetings, and transact such other business as may properly be brought before the meetings.

2.3 Special Meetings. Special meetings of the shareholders for any purpose or purposes may be called by the Chairman of the Board of Directors, or in his absence by any Vice Chairman of the Board of Directors or the President, or by a majority of the Board of Directors, and shall be called at any time by the Chairman of the Board of Directors or any Vice Chairman of the Board of Directors or the President or the Secretary upon the written request of shareholders owning forty per cent (40%) of the outstanding shares of the corporation entitled to vote at an election of directors. A request by shareholders for the calling of a special meeting, as provided herein, shall be made in writing to the Secretary, signed by such shareholders and shall specify the purpose or purposes of the meeting.

2.4 Voting of Shares. The voting at all meetings of shareholders may be viva voce, but any qualified voter may demand a share vote whereupon such share vote may be taken by ballot, each of which shall state the name of the shareholder voting and the number of shares voted by him,


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and if such ballot be cast by proxy, it shall also state the name of such proxy.
At any meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person, or by proxy appointed by instrument in writing subscribed by such shareholder. Each shareholder shall have one vote for each share having voting power registered in his name on the books of the corporation on the record date for determination of its shareholders entitled to vote if such a record date has been fixed, or on the date the transfer books were closed if they have been closed.

2.5 Notice of Meetings. Unless waived as contemplated in Section 6.2. notice of the date, time and place of all meetings of shareholders shall be given not less than ten (10) days, and not more than sixty (60) days prior to the meeting, to each shareholder of record of the corporation entitled to vote at such meeting. The Board of Directors may fix in advance a date, not exceeding seventy (70) days preceding the date of any meeting of shareholders, as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting. In the case of an annual or substitute annual meeting, the notice of the meeting need not state the purpose or purposes of the meeting unless the purpose or purposes constitute a matter which is required by law to be stated in the notice of the meeting. In the case of a special meeting, the notice of meeting shall state the purpose or purposes for which the meeting is called.

2.6 Quorum. A quorum at any annual or special meeting of shareholders shall consist of shareholders representing, either in person or by proxy, a majority of the outstanding shares of the corporation entitled to vote at such meeting, except as otherwise specifically provided by law. If a quorum is present, a majority of the shares outstanding and entitled to vote which are represented at any meeting shall determine any matter coming before the meeting unless a different vote is required by statute, by the Articles of Incorporation or by these By-Laws. Shareholders at a meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

2.7 Proxies. A shareholder entitled to vote pursuant to Section 2.4 may vote in person or by proxy executed in writing by the shareholder or by his attorney in fact. A proxy shall not be valid after eleven (11) months from the date of its execution, unless a longer period is expressly stated therein. If the validity of any proxy is questioned it must be submitted to the secretary of the shareholders' meeting for examination or to a proxy officer or committee appointed by the person presiding at the meeting. The secretary of the meeting or, if appointed, the proxy officer or committee, shall determine the validity or invalidity of any proxy submitted and reference by the secretary in the minutes of the meeting to the irregularity of a proxy shall be received as prima facie evidence of the facts stated for the purpose of establishing the presence of a quorum at such meeting and for all other purposes.

2.8 Adjournments. A majority of the voting shares present at any properly called shareholders' meeting, whether or not a quorum is present, may adjourn the meeting to reconvene at a specific time and place, but no later than 120 days after the date fixed for the original meeting unless the requirements of the Georgia Business Corporation Code concerning the selection of a new record date and notice to shareholders have been met. It shall not be necessary to give any notice of the reconvened meeting or of the business to be transacted, if the time and


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place of the reconvened meeting are announced at the meeting which was adjourned. At any such reconvened meeting at which a quorum is represented or present, any business may be transacted which could have been transacted at the meeting which was adjourned.

2.9 Conduct of Meetings. All meetings of shareholders shall be governed by such rules and decisions as the chairman of the meeting, or a parliamentarian appointed by him, may deem appropriate.


                       ARTICLE THREE - BOARD OF DIRECTORS

3.1 Powers. The management of all the affairs, property, and business of the corporation shall be vested in the Board of Directors or in an Executive Committee as may be established pursuant to these By-Laws. In addition to the powers and authority by these By-Laws expressly conferred upon it, the Board of Directors may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute, the Articles of Incorporation or by these By-Laws directed or required to be exercised or done by the shareholders.

3.2 Retirement of Directors. (a) Any director who shall have attained the age of seventy-two (72) years on or before the first day of January, preceding the next annual meeting shall serve only to the date of such annual meeting and shall not be eligible to serve as a director thereafter, notwithstanding the fact that such director may have been elected for a term which would extend beyond the dates set forth above.

         (b) Any Director, other than a Director who has served the Corporation as Chief Executive Officer, who is also (i) an officer of the Corporation, or (ii) an officer of any wholly-owned or majority-owned subsidiary or former subsidiary of the Corporation, shall cease to be a Director of this Corporation upon such Director's retirement, resignation, removal or termination, for any reason, as an officer.

         (c) Any person who has been a director but who becomes ineligible for reelection under (a) hereof, may, upon the nomination of the Chief Executive Officer, be designated a "Director Emeritus" by the affirmative vote of a majority of the Board of Directors. Such a designation shall be based on past meritorious service to the corporation and shall continue for life but shall carry no duties or responsibilities by such person nor shall such person be considered a member of the Board of Directors for any purpose. Directors Emeriti may be paid such fixed annual compensation as may be deemed appropriate by the Chief Executive Officer in view of their past services to the corporation.

3.3 Compensation. The Board of Directors may determine from time to time the compensation, if any, directors may receive for their services as directors. A director may also serve the corporation in a capacity other than that of director and receive compensation, as determined by the Board of Directors, for services rendered in any other capacity.


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3.4      Other. Information concerning (i) Number of Directors, (ii)
Classification, Terms and Election of Directors, (iii) Removal, (iv) Vacancies, and (v) Election of Directors by Holders of Preferred Stock, is set forth in Article Nine of this Corporation's Articles of Incorporation, specifically paragraphs 9.1, 9.2, 9.3, 9.4 and 9.5 thereof.


                ARTICLE FOUR - MEETINGS OF THE BOARD OF DIRECTORS

4.1 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at the principal office of the corporation or at such other place or places, within or without the State of Georgia, as the Board of Directors may from time to time designate.

4.2 Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board of Directors or any Vice Chairman of the Board of Directors or the President or by any two directors to be held at the principal office of the corporation, or at such other place or places, within or without the State of Georgia, as may be designated in the notice of such meeting. Unless waived as contemplated in Section 6.2, the Chairman of the Board of Directors or any Vice Chairman of the Board of Directors or the President or Secretary of the corporation or any director thereof shall give at least one day's notice to each director of each special meeting stating the date, time, and place of the meeting.

4.3 Quorum. At meetings of the Board of Directors, more than one-half the number of directors fixed by the shareholders at that time shall be necessary to constitute a quorum for the transaction of business. A majority of the directors present at any meeting, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to reconvene at a specific time and place without further notice thereof. At any such reconvened meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting which was adjourned.

4.4 Vote Required for Action. (a) Except as otherwise provided in the Articles of Incorporation, these By-Laws, or by law, the act of a majority of the directors present at a meeting at which a quorum is present at the time shall be the act of the Board of Directors.

         (b) A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless:

         (1) He objects at the beginning of the meeting (or promptly upon his arrival) to holding it or transacting business at the meeting;

         (2) His dissent or abstention from the action taken is entered in the minutes of the meeting; or


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         (3)      He delivers written notice of his dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation immediately after adjournment of the meeting.

The right of dissent or abstention is not available to a director who votes in favor of the action taken.

         (c) The vote of a majority of the full Board of Directors shall be required to adopt a resolution constituting a Committee. The vote of two-thirds of the directors is required to adopt a resolution recommending dissolution of the corporation to the shareholders.

4.5 Action by Directors Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if a written consent thereto shall be signed by all of the directors or members of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board of Directors or committee. Such consent shall have the same force and effect as a unanimous vote of the Board of Directors or committee.


                            ARTICLE FIVE - COMMITTEES

5.1 Appointment of Executive Committee. The Board of Directors may by resolution adopted by a majority of the full Board of Directors appoint an Executive Committee of not less than three (3) nor more than five (5) directors, which Executive Committee shall to the extent provided in such resolution have all of the powers and authority of the Board of Directors, except as otherwise provided by law. The Executive Committee shall have the power to amend or repeal any resolution of the Board of Directors unless such resolution is by its terms not subject to amendment or repeal by the Executive Committee. An act of the Executive Committee taken within the scope of its authority shall be an act of the Board of Directors.

5.2 Procedures of Executive Committee. The Executive Committee shall meet from time to time on the call of the Chairman of the Board of Directors or any Vice Chairman of the Board of Directors or the President or any two or more members of the Executive Committee. Meetings of the Executive Committee may be held at such place or places as the Executive Committee shall determine or may be specified or fixed in the respective notices or waivers of such meetings. The Executive Committee may fix its own rules of procedure, including provision for a notice of its meetings. It shall keep a record of its proceedings and shall report these proceedings to the Board of Directors at the next meeting of the Board, and all such proceedings shall be subject to revision or alteration by the Board of Directors except to the extent that action shall have been taken pursuant to or in reliance upon such proceedings prior to any such revision or alteration.

5.3 Other Committees. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate one or more additional committees, each committee to consist of one or more directors of the corporation, and it shall have such name or names and


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shall have any and may exercise such powers of the Board of Directors in the management of the business and affairs of the corporation, except as otherwise provided by law, as may be determined from time to time by resolution adopted by a majority of the full Board of Directors. Each of such committees shall call and hold meetings, adopt rules of procedure, maintain records, and report to the Board of Directors in the manner provided for the Executive Committee in Section
5.2 of these By-Laws.

5.4 Action by Committees. Articles 4.1, 4.2, 4.3, 4.4, and 4.5, which govern meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors, apply to the Executive Committee or any other committee designated by the Board of Directors, and their members as well.

5.5 Alternate Members. The Board of Directors, by resolution adopted in accordance with Sect on 5.1. may designate one or more directors as alternate members of any such committee, who may act in the place of any absent member or members at any meeting of such committee.

5.6 Removal and Vacancies. The Board of Directors shall have power at any time to remove any member of any committee, with or without cause, and to fill vacancies in or to dissolve any such committee.


                              ARTICLE SIX - NOTICES

6.1 Procedure. Whenever these By-Laws require notice to be given to any shareholder or director, the notice shall be given in accordance with this
Section 6.1. Notice under these By-Laws shall be in writing unless oral notice is reasonable under the circumstances. Any notice to directors may be written or oral. Notice may be communicated in person; by telephone, telegraph, teletype, or other form of wire or wireless communication; or by mail or private carrier. If these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation in the area where published, or by radio, television, or other form of public broadcast communication. Written notice to the shareholders, if in a comprehensible form, is effective when mailed, if mailed with first-class postage prepaid and correctly addressed to the shareholder's address shown in the corporation's current record of shareholders. If the corporation has more than 500 shareholders of record entitled to vote at a meeting, it may utilize a class of mail other than first class if the notice of the meeting is mailed, with adequate postage prepaid, not less than thirty
(30) days before the date of the meeting. Except as provided above, written notice, if in a comprehensible form, is effective at the earliest of the following:

         (1) When received or when delivered, properly addressed, to the addressee's last known principal place of business or residence;

         (2) Five days after its deposit in the mail, as evidenced by the postmark, if mailed with first-class postage prepaid and correctly addressed; or


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


         (3) On the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee.

Oral notice is effective when communicated if communicated in a comprehensible manner.

In calculating time periods for notice, when a period of time measured in days, weeks, months, years, or other measurement of time is prescribed for the exercise of any privilege or the discharge of any duty, the first day shall not be counted but the last day shall be counted.

6.2 Waiver. (a) A shareholder may waive any notice before or after the date and time stated in the notice. The waiver must be in writing, specify the business transacted or the purpose of the meeting, be signed by the shareholder entitled to the notice, and be delivered to the corporation for inclusion in the minutes or filing with the corporate records.

         (b) A shareholder's attendance at a meeting (i) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

         (c) A director may waive any notice before or after the date and time specified in the notice. Except as provided below in (d), the waiver must be in writing, signed by the director entitled to the notice, and delivered to the corporation for inclusion in the minutes or filing with the corporate records.

         (d) A director's attendance at or participation in a meeting waives any required notice to him of the meeting unless the director at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.


                            ARTICLE SEVEN - OFFICERS

7.1 Number. The officers of the corporation shall consist of a Chairman of the Board of Directors, one or more Vice Chairmen of the Board of Directors, a President, one or more Vice Presidents, a Secretary, a Treasurer, and any other officers as may be appointed by the Board of Directors or appointed by the Chairman of the Board of Directors pursuant to Section 7.7. The Board of Directors shall designate those officers who shall be deemed the chief executive officer, the chief operating officer and the chief financial officer of the corporation.

7.2 Election and Term. All officer's shall be elected by the Board of Directors, or by the Chairman of the Board pursuant to Section 7.7, and shall serve at the pleasure of the Board of Directors or the Chairman of the Board of Directors until their successors have been elected and have qualified or until their earlier death, resignation, removal, retirement or disqualification.


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7.3      Compensation. The compensation of the following senior Officers of the
Corporation shall be fixed by the Compensation and Stock Option Committee of the Board of Directors.

                        Chairman of the Board
                        Vice Chairmen of the Board
                        President
                        Any Executive Vice President
                        Any Group Vice President
                        Any Senior Vice President

Compensation of all other Officers shall be fixed by the Chief Executive
Officer.

7.4 Removal. Any officer, however elected or appointed, may be removed at any time with or without cause by the affirmative vote of a majority of the whole Board of Directors provided that any officer who is not a member of the Board of Directors may be removed at any time with or without cause by the Chairman of the Board of Directors or by any other officer who is a member of the Board of Directors and whose duties include supervision of such discharged officer.

7.5 Vacancies. Vacancy in any office arising from any cause may be filled by the Board of Directors at any regular or special meeting.

7.6 Disability of Officers. In the case of absence or inability to act of any officer of the corporation or of any person herein authorized to act in his place, the Board of Directors may from time to time delegate the powers and duties of such officer to any other officer, or any director or other person whom it may select.

7.7 Chairman of the Board of Directors. The Chairman of the Board of Directors shall make reports to the Board of Directors and to the shareholders and shall perform all such other duties as are incident to his office or as are properly required of him by the Board of Directors. He shall preside at all meetings of the shareholders and of the Board of Directors at which he may be present. The Chairman of the Board of Directors may from time to time appoint one or more assistant secretaries of the corporation.

7.8 Vice Chairmen of the Board of Directors. Any Vice Chairman of the Board of Directors shall have such other powers and duties as may from time to time be designated by the Board of Directors or by the Chief Executive Officer.

7.9 President. The President shall have responsibility for supervising and directing the operations of the corporation's businesses subject to the direction of the Board of Directors. He shall preside at all meetings of the shareholders or the Board of Directors in the absence of the Chairman of the Board of Directors.

7.10 Vice Presidents. The Vice Presidents shall perform such duties not inconsistent with these By-Laws as may be specifically designated by the Board of Directors or by the Chairman of the Board of Directors or any Vice Chairman of the Board of Directors or the President.

7.11 Secretary. The Secretary shall have authority to issue notices for all meetings (except that notices for special meetings of directors called at the request of two directors as provided in Section 4.2 of these By-Laws may be issued by such directors), shall keep minutes of all meetings, shall have charge of the seal and of the corporate books, and shall make such reports and perform such other duties as are incident to the office or are properly required of him by the Board of Directors, the Chairman of the Board of Directors or any Vice Chairman of the Board of Directors or the President.

7.12 Assistant Secretaries. The Assistant Secretaries may in the absence or disability of the Secretary perform the duties and exercise the powers of the Secretary, and shall perform such other duties as the Board of Directors or the person appointing them may prescribe.

7.13 Treasurer. The Treasurer shall be responsible for the custody of all monies and securities of the corporation and shall be responsible for the maintenance of regular books of account. He shall have general supervision of the disbursement of funds of the corporation and shall render to the Board of Directors from time to time, as may be required of him, an account of all transactions for which he is responsible and of the financial condition of the corporation. He shall perform all duties incident to his office or which are properly required of him by the Board of Directors, the Chairman of the Board of Directors or any Vice Chairman of the Board of Directors or the President.

7.14 Assistant Treasurers. The Assistant Treasurers may, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer, and shall perform such other duties as the Board of Directors or the person appointing them shall prescribe.

7.15 Bond. The Board of Directors may, by resolution, require any and all officers to give bond to the corporation, with sufficient surety or sureties, conditioned for the faithful performance of the duties of their respective offices, and to comply with such other conditions as may from time to time be required by the Board of Directors.


                             ARTICLE EIGHT - SHARES

8.1 Certificates. The interest of each shareholder shall be evidenced by a certificate or certificates representing shares of the corporation which shall be in such form as the Board of Directors may from time to time adopt. Each certificate shall exhibit the holder's name, the number of shares and class of shares and series, if any, represented thereby, the name of the corporation, a statement that the corporation is organized under the laws of the State of Georgia, and the par value of each share or a statement that the shares are without par value. Each certificate shall be signed by the Chairman of the Board of Directors or any Vice Chairman of the Board of Directors or the President; provided, however, that where such certificate is signed by a transfer agent, or registered by a registrar, the signature of any such officer may be facsimile. In case any officer who has signed or whose facsimile signature has been used on a certificate has ceased to be an officer before the certificate has been delivered, such certificate may, nonetheless, be adopted and issued and delivered by the corporation as though the officer who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be such officer of the corporation.

8.2 Transfer of Shares. The transfer of shares shall be made upon the transfer books of the corporation, kept in the office of the transfer agent designated to transfer the shares, only by the person named in the certificate, or by an attorney lawfully constituted in writing; and before a new certificate is issued, the old certificate shall be surrendered for cancellation or, in the case of a certificate alleged to have been lost, stolen, or destroyed, the provisions of Section 8.4 of these By-Laws shall have been complied with.

8.3 Equitable Share Interest. Registered shareholders only shall be entitled to be treated by the corporation as the holders in fact of the shares standing in their respective names, and the corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Georgia.

8.4 Lost, Stolen or Destroyed Certificates. In the case of loss, theft or destruction of any share certificate, another may be issued in its place upon proof of such loss, theft or destruction, and upon the giving of a satisfactory bond of indemnity to the corporation and/or to the transfer agent and registrar of such share certificate, in such sum as the Board of Directors may provide.

8.5 Regulations. The Board of Directors shall have power and authority to make all rules and regulations as it may deem expedient, concerning the issue, transfer, conversion, and registration of share certificates of the corporation, not inconsistent with the laws of Georgia, the Articles of Incorporation, and these By-Laws; and the Board of Directors may appoint one or more transfer agents and one or more registrars.

8.6 Fixing of Record Date with Regard to Shareholder Action. For the purpose of determining shareholders entitled to notice of a shareholders meeting, to demand a special meeting, to vote, or to take any other action, the Board of Directors may fix a future date as the record date, the date to be not more than seventy (70) days prior to the date on which the particular action, requiring a determination of shareholders, is to be taken. A determination of shareholders entitled to notice of or to vote at a shareholders meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. If no record date is fixed by the Board of Directors, the record date shall be determined in accordance with the provisions of the Georgia Business Corporation Code.


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


                ARTICLE NINE - DISTRIBUTIONS AND SHARE DIVIDENDS

9.1 Authorization or Declaration. Unless the Articles of Incorporation provide otherwise, the Board of Directors from time to time in its discretion may authorize or declare distributions or share dividends in accordance with the Georgia Business Corporation Code.

9.2 Record Date with Regard to Distributions and Share Dividends. For the purpose of determining shareholders entitled to a distribution (other than one involving a purchase, redemption, or other reacquisition of the corporation's shares) or a share dividend, the Board of Directors may fix a date as the record date. If no record date is fixed by the Board of Directors, the record date shall be determined in accordance with the provisions of the Georgia Business Corporation Code.

9.3 Depositories. The monies of the corporation shall be deposited in the name of the corporation, or in its duly adopted tradename, in such bank or banks or trust company or trust companies as the Board of Directors shall designate, and shall be drawn out only by check signed by persons designated by resolution of the Board of Directors.

9.4 Fiscal Year. The fiscal year of the corporation shall begin on the first day of January each year, unless otherwise provided by the Board of Directors.

                          ARTICLE TEN - INDEMNIFICATION

10.1     Definitions. As used in this Article, the term:

         (a) "Corporation" includes any domestic or foreign predecessor entity of this corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

         (b) "Director" means an individual who is or was a director of the corporation or an individual who, while a director of the corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. A director is considered to be serving an employee benefit plan at the corporation's request if his duties to the corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

         (c)      "Expenses" includes attorneys' fees.

         (d) "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.


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


         (e) "Officer" means an individual who is or was an officer of the corporation or an individual who, while an officer of the corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. An "Officer" is considered to be serving an employee benefit plan at the corporation's request if his duties to the corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. "Officer" includes, unless the context requires otherwise, the estate or personal representative of an officer.

         (f) "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

         (g) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

10.2 Basic Indemnification Arrangement. (a) Except as provided in subsections 10.2(d) and 10.2(e) below, the corporation shall indemnify an individual who is made a party to a proceeding because he is or was a director or officer against liability incurred by him in the proceeding if he acted in a manner he believed in good faith to be in or not opposed to the best interests of the corporation and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

         (b) A person's conduct with respect to an employee benefit plan for a purpose he believed in good faith to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection 9.2(a).

         (c) The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, be determinative that the proposed indemnitee did not meet the standard of conduct set forth in subsection 10.2(a).

         (d)      The corporation shall not indemnify a person under this
Article in connection with (i) a proceeding by or in the right of the corporation in which such person was adjudged liable to the corporation, or (ii) any proceeding in which such person was adjudged liable on the basis that he improperly received a personal benefit unless, and then only to the extent that, a court of competent jurisdiction determines pursuant to Section 14-2-854 of the Georgia Business Corporation Code that in view of the circumstances of the case, such person is fairly and reasonable entitled to indemnification.

         (e) Indemnification permitted under this Article in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.


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


10.3 Advances for Expenses. (a) The corporation shall pay for or reimburse the reasonable expenses incurred by a director or officer as a party to a proceeding in advance of final disposition of the proceeding if: (i) such person furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct set forth in subsection 10.2(a) above; and (ii) such person furnishes the corporation a written undertaking meeting the qualifications set forth below in subsection 10.3(b) executed personally or on his behalf, to repay any advances if it is ultimately determined that he is not entitled to any indemnification under this Article or otherwise.

         (b) The undertaking required by subsection 10.3(a)(ii) above must be an unlimited general obligation of the director or officer but need not be secured and shall be accepted without reference to financial ability to make repayment.

10.4     Authorization of and Determination of Entitlement to Indemnification.
(a) The corporation acknowledges that indemnification of a director or officer under Section 10.2 has been pre-authorized by the corporation in the manner described in subsection 10.4(b) below. Nevertheless, the corporation shall not indemnify a director or officer under Section 10.2 unless a separate determination has been made in the specific case that indemnification of such person is permissible in the circumstances because he has met the standard of conduct set forth in subsection 10.2(a); provided, however, that regardless of the result or absence of any such determination, and unless limited by the Articles of Incorporation of the corporation, to the extent that a director or officer has been successful, on the merits or otherwise, in the defense of any proceeding to which he was a party, or in defense of any claim, issue or matter therein, because he is or was a director or officer, the corporation shall indemnify such person against reasonable expenses incurred by him in connection therewith.

         (b) The determination referred to in subsection 10.4(a) above shall be made, at the election of the Board of Directors:

         (i) by the Board of Directors of the corporation by majority vote of a quorum consisting of directors not at the time parties to the proceeding;

         (ii) If a quorum cannot be obtained under subdivision (i), by majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

         (iii)    by special legal counsel:

                  (1) selected by the Board of Directors or its committee in the manner prescribed in subdivision (i) or (ii); or

                  (2) if a quorum of the Board of Directors cannot be obtained under subdivision (i) and a committee cannot be designated under subdivision


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


                           (ii), selected by a majority vote of the full Board of Directors (in which selection directors who are parties may participate); or

         (iv) by the shareholders; provided that shares owned by or voted under the control of directors or officers who are at the time parties to the proceeding may not be voted on the determination.

         (c) As acknowledged above, the corporation has pre-authorized the indemnification of directors and officers hereunder, subject to a case-by-case determination that the proposed indemnitee met the applicable standard of conduct under subsection 10.2(a). Consequently, no further decision need or shall be made on a case-by-case basis as to the authorization of the corporation's indemnification of directors or officers hereunder. Nevertheless, evaluation as to reasonableness of expenses of a director or officer in the specific case shall be made in the same manner as the determination that indemnification is permissible, as described in subsection 10.4(b) above, except that if the determination is made by special legal counsel, evaluation as to reasonableness of expenses shall be made by those entitled under subsection 10.4(b)(iii) to select counsel.

10.5 Court-Ordered Indemnification and Advances for Expenses. Unless the corporation's Articles of Incorporation provide otherwise, a director or officer who, is a party to a proceeding may apply for indemnification or advances for expenses to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification or advances for expenses if it determines that:

         (i) The applicant is entitled to mandatory indemnification under the final clause of subsection 10.4(a) above (in which case the corporation shall pay the indemnitee's reasonable expenses incurred to obtain court-ordered indemnification);

         (ii) The applicant is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he met the standard of conduct set forth in subsection 10.2(a) above or was adjudged liable as described in subsection 10.2(d) above (but if he was adjudged so liable, any court-ordered indemnification shall be limited to reasonable expenses incurred by the indemnitee unless the Articles of Incorporation of the corporation or a By-Law, contract or resolution approved or ratified by shareholders pursuant to Section 10.7 provides otherwise); or

         (iii) In the case of advances for expenses, the applicant is entitled pursuant to the Articles of Incorporation, By-Laws or any applicable resolution or agreement, to payment or reimbursement of his reasonable expenses incurred as a party to a proceeding in advance of final disposition of the proceeding.

10.6 Indemnification of Employees and Agents. Unless the corporation's Articles of Incorporation provide otherwise, the corporation may indemnify and advance expenses under this

Article to an employee or agent of the corporation who is not a director or officer to the same extent as to a director or officer.

10.7 Shareholder Approved Indemnification. (a) If authorized by the Articles of Incorporation or a By-Law, contract or resolution approved or ratified by shareholders of the corporation by a majority of the votes entitled to be cast, the corporation may indemnify or obligate itself to indemnify a person made a party to a proceeding, including a proceeding brought by or in the right of the corporation, without regard to the limitations in other sections of this Article; provided, however, that such provisions shall be valid only if and to the extent they are consistent with this Article. The corporation shall not indemnify a person under this Section 10.7 for any liability incurred in a proceeding in which the person is adjudged liable to the corporation or is subjected to injunctive relief in favor of the corporation:

         (i) for any appropriation, in violation of his duties, of any business opportunity of the corporation;

         (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law;

         (iii) for the types of liability set forth in Section 14-2-832 of the Georgia Business Corporation Code; or

         (iv) from any transaction from which he received an improper personal benefit.

(b)      Where approved or authorized in the manner described in subsection 10.7
(a) above, the corporation may advance or reimburse expenses incurred in advance of final disposition of the proceeding only if:

         (i) the proposed indemnitee furnishes the corporation a written affirmation of his good faith belief that his conduct does not constitute behavior of the kind described in subsection 10.7(a)(i) - (iv) above; and

         (ii) the proposed indemnitee furnishes the corporation a written undertaking, executed personally, or on his behalf, to repay any advances if it is ultimately determined that he is not entitled to indemnification.

10.8 Liability Insurance. The corporation may purchase and maintain insurance on behalf of a director or officer or an individual who is or was an employee or agent of the corporation or who, while an employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise against liability asserted against or incurred by him in that capacity or arising from his status as a director officer, employee, or agent, whether or not the corporation would have power to indemnify against the same liability under Section 10.2 or Section 10.3 above.


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


10.9 Witness Fees. Nothing in this Article shall limit the corporation's power to pay or reimburse expenses incurred by a person in connection with his appearance as a witness in a proceeding at a time when he has not been made a named defendant or respondent in the proceeding.

10.10 Report to Shareholders. If the corporation indemnifies or advances expenses to a director in connection with a proceeding by or in the right of the corporation, the corporation shall report the indemnification or advance, in writing, to shareholders with or before the notice of the next shareholders' meeting.

10.11 Severability. In the event that any of the provisions of this Article (including any provision within a single section, subsection, division or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions of this Article shall remain enforceable to the fullest extent permitted by law.


                         ARTICLE ELEVEN - MISCELLANEOUS

11.1 Inspection of Books and Records. The Board of Directors shall determine whether and to what extent the accounts and books of the corporation, or any of them, other than the share records, shall be open to the inspection of shareholders, and no shareholder shall have any right to inspect any account or books or document of the corporation except as conferred by law or by resolution of the shareholders or the Board of Directors. Without prior approval of the Board of Directors in their discretion, the right of inspection set forth in
Section 14-2-1602(c) of the Georgia Business Corporation Code shall not be available to any shareholder owning two (2) percent or less of the shares outstanding.

11.2 Description of Seal. The corporate seal of the corporation shall consist of two concentric circles, between which shall be inscribed the words "Genuine Parts Company, Atlanta, Ga.", and in the center shall be inscribed the year of its incorporation and the word "Seal".

11.3 Annual Statements. Not later than four months after the close of each fiscal year, and in any case prior to the next annual meeting of shareholders, the corporation shall prepare (a) a balance sheet showing in reasonable detail the financial condition of the corporation as of the close of its fiscal year, and (b) a profit and loss statement showing the results of its operations during its fiscal year. Upon receipt of written request, the corporation promptly shall mail to any shareholder of record a copy of the most recent such balance sheet and profit and loss statement.


                           ARTICLE TWELVE - AMENDMENTS

12.1 Power to Amend By-Laws. Alterations, amendments, or repeals of the By-Laws may be made by the shareholders, if the notice of such meeting contains a statement of the proposed alteration, amendment, or repeal, or by the Board of Directors by a majority vote of all directors then holding office at any regular or special meeting.


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



               ARTICLE THIRTEEN - RESTRICTIONS ON CERTAIN BUSINESS
                    COMBINATIONS WITH INTERESTED SHAREHOLDERS

13.1 Governing Authority. The Corporation shall be governed by all of the requirements of Article 11A of the Georgia Business Corporation Code (Sections 14-2-1131, et seq).

13.2 Irrevocability. Article Thirteen of these By-laws shall be irrevocable except as provided in Section 14-2-1133(b) of the Georgia Business
Corporation Code.



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